                                                                     EXHIBIT 1.1


                                $______________

                                 FPC CAPITAL I
                     (a Delaware Statutory Business Trust)

     ________% Cumulative Quarterly Income Preferred Securities, Series A
                (Liquidation Amount $25 Per Preferred Security)
                            UNDERWRITING AGREEMENT



                              _____________, 1999



Goldman, Sachs & Co.,
Salomon Smith Barney Inc.
  c/o Goldman, Sachs & Co.
  85 Broad Street
  New York, New York 10004

Ladies and Gentlemen:

          FPC Capital I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ((S)(S) 3801 et seq.), Florida Progress Funding Corporation, a Delaware corporation ("Funding"), and Florida Progress Corporation, a Florida corporation (the "Company" and, together with the Trust and Funding, the "Offerors"), confirm their agreement (the "Agreement") with you and each of the other Underwriters named in Schedule I hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of _____% Cumulative Quarterly Income Preferred Securities, Series A (liquidation amount $25 per Preferred Security) of the Trust ("Preferred Securities") set forth in Schedule I. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), dated as of ___________ 1, 1999, between the Company and The First National Bank of Chicago, as trustee (the "Preferred Securities Guarantee Trustee"). The Preferred Securities and the related Preferred Securities Guarantee are referred to herein as the "Securities."

          The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
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          The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to Funding of its common securities (the "Common Securities") and will be used by the Trust to purchase the $_________ aggregate principal amount of _____% Series A Junior Subordinated Deferred Interest Notes due ______________, 2039 (the "Junior Subordinated Notes") to be issued by Funding. The Junior Subordinated Notes will be guaranteed by the Company with respect to interest and principal, including payments on acceleration, redemption and otherwise (the "Notes Guarantee") pursuant to the terms of the Indenture (as defined herein).

          The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, dated as of _____________ 1,1999 (the "Trust Agreement"), among Funding, as Depositor, PROGRESS RAIL SERVICES CORPORATION, an Alabama corporation (the "Administrative Trustee"), First Chicago Delaware Inc., a Delaware banking corporation (the "Delaware Trustee") and The First National Bank of Chicago, a national banking association (the "Property Trustee" and, together with the Delaware Trustee and the Administrative Trustee, the "Trustees"), as trustees, and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to an indenture, dated as of ____________ 1, 1999 (the "Indenture"), among Funding, the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee").

          The Company and the Trust will enter into an Agreement as to Expenses and Liabilities dated as of _________ 1, 1999 (the "Agreement as to Expenses and Liabilities"). Pursuant to the Agreement as to Expenses and Liabilities, the Company will guarantee to each person or entity to whom the Trust may be indebted or liable, the full payment of such obligations.

          Section 1.     REPRESENTATIONS AND WARRANTIES.

          The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and, where indicated, as of the Closing Date (as hereinafter defined) as follows:

          (a) A registration statement on Form S-3, as amended (File No. ____________________), in respect of the Preferred Securities, the Preferred Securities Guarantee, the Notes Guarantee, the Junior Subordinated Notes and certain other securities ("Registered Securities") has been prepared and filed in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission"); such registration statement, as amended, and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriters, has been declared effective by the Commission in such form (except that copies of the registration statement, as amended, and any post-effective amendment delivered to the Underwriters need not include exhibits but shall include all documents incorporated by reference therein); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission (any preliminary prospectus, as supplemented by a preliminary prospectus supplement, included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, being hereinafter called a "Preliminary Prospectus"); such registration statement, as it became effective, including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the time such registration statement became effective, being hereinafter called the "Registration Statement"; the prospectus relating to the Registered Securities, in the form in which it was included in the Registration Statement at the time it became effective, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include the most recent annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and the Prospectus as amended or supplemented in final form by a prospectus supplement relating to any of the Registered Securities in the form in which it is filed with the Commission, pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(g) hereof, including any documents incorporated by reference therein as of the date of such filing, being hereinafter called the "Final Supplemented Prospectus."

          (b) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that neither the Trust, Funding nor the Company makes any warranty or representation to any Underwriter with respect to:
(A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus or Final Supplemented Prospectus, which shall only include information specifically referenced on Schedules I or II or Exhibit A hereto; or (B) any information set forth in the Prospectus or the Final Supplemented Prospectus under the caption Book Entry Only Issuance -- The Depository Trust Company".

          (c) The Registration Statement, the Prospectus and the Final Supplemented Prospectus comply, in all material respects, in form and substance, with the applicable provisions of the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "TIA") and the rules and regulations of the Commission thereunder and neither the Registration Statement,

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the Prospectus, nor the Final Supplemented Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that neither the Company, Funding nor the Trust makes any warranties or representations with respect to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) (collectively, the "Form T-1") under the TIA, (B) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus or Final Supplemented Prospectus, which shall only include information specifically referenced on Schedules I or II or Exhibit A hereto or (C) any information set forth in the Prospectus or the Final Supplemented Prospectus under the caption Book-Entry Only Issuance -- The Depository Trust Company".

          (d) With respect to the Registration Statement, the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, except as otherwise stated therein, (a) neither the Company and its subsidiaries (excluding Funding) considered as one enterprise or Funding has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (excluding Funding) considered as one enterprise or Funding or any material adverse change, or, to the best of the Company's knowledge, any development involving a prospective material adverse change, in the condition (financial or other), net worth or results of operations or business affairs or business prospects of the Company and its subsidiaries (excluding Funding) considered as one enterprise or Funding and (c) there has not been any material transaction entered into by the Company and its subsidiaries (excluding Funding) considered as one enterprise or Funding other than transactions in the usual course of business. Neither the Company nor Funding has any material contingent obligations which are not disclosed in the Registration Statement and the Final Supplemented Prospectus.

          (f) Since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, except as otherwise stated therein, there has not been any material adverse change or, to the best of the Company's knowledge, any development involving a prospective material adverse change in or affecting the business, properties or financial condition of the Trust (it being understood that any such change involving only the Company shall not constitute such a change with respect to the Trust).

          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Supplemented Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee Agreement and to issue and deliver the Preferred Securities Guarantee and the Notes Guarantee. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

          (h) Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Supplemented Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement and the Indenture and to purchase, own and hold the Common Securities issued by the Trust and to issue the Junior Subordinated Notes. Funding is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

          (i) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and the Final Supplemented Prospectus and to enter into and perform its obligations under this Agreement and the Trust Agreement. The Trust is duly qualified to transact business as a foreign company and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition. The Trust is not a party to or otherwise bound by any agreement other than those described in the Final Supplemented Prospectus. The Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

          (j) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to Funding against payment therefor as described in the Registration Statement and the Final Supplemented Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in assets of the Trust and will conform in all material respects to all statements relating thereto contained in the Final Supplemented Prospectus. The issuance of the Common Securities is not subject to preemptive or other similar rights; and, on the Closing Date (as defined herein), all of the issued and outstanding Common Securities of the Trust will be directly owned by Funding, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (k) As to each Offeror, this Agreement has been duly authorized, executed and delivered by it.

          (l) The Trust Agreement has been duly authorized by Funding and, on the Closing Date, will have been duly executed and delivered by Funding and the Administrative Trustee, and assuming due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee and the Property Trustee, the Trust Agreement will, on the Closing Date, be a valid and binding obligation of Funding and the Administrative Trustee, enforceable against Funding and

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the Administrative Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally or
(2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Enforceability Exceptions") and will conform in all material respects to all statements relating thereto in the Final Supplemented Prospectus; and on the Closing Date, the Trust Agreement will have been duly qualified under the TIA.

          (m) The Guarantee Agreement and the Agreement as to Expenses and Liabilities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Guarantee Agreement and the Agreement as to Expenses and Liabilities by the other respective parties thereto, the Guarantee Agreement and the Agreement as to Expenses and Liabilities will, on the Closing Date, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, and each of the Preferred Securities Guarantee, the Agreement as to Expenses and Liabilities and the Guarantee Agreement will conform in all material respects to all statements relating thereto contained in the Final Supplemented Prospectus, and, on the Closing Date, the Guarantee Agreement will have been duly qualified under the TIA.

          (n) The Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to all statements relating thereto contained in the Final Supplemented Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Trust Agreement) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

          (o) The Indenture has been duly authorized by Funding and the Company, and on the Closing Date, will have been duly executed and delivered by Funding and the Company, and, assuming due authorization, execution and delivery of the Indenture by the Debenture Trustee, the Indenture will, on the Closing Date, constitute a valid and binding obligation of each of Funding and the Company, enforceable against each of Funding and the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; the Indenture will conform in all material respects to all statements relating thereto contained in the Final Supplemented Prospectus; and on the Closing Date, the Indenture will have been duly qualified under the TIA.

          (p) The issuance and delivery of the Junior Subordinated Notes have been duly authorized by Funding and, on the Closing Date, the Junior Subordinated Notes will have been duly executed by Funding and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Final Supplemented Prospectus, will constitute valid and legally binding obligations of Funding, enforceable against Funding in accordance with their terms, except to the extent that enforcement thereof may be limited by the

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Enforceability Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to all statements relating thereto in the Final Supplemented Prospectus.

          (q) The Company's obligations under the Preferred Securities Guarantee (i) are subordinate and junior in right of payment to all liabilities of the Company, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) are pari passu with the preferred stock that may be issued by the Company and (iii) are senior to all common stock of the Company.

          (r) The Junior Subordinated Notes are subordinated and junior in right of payment to all "Senior Debt" (as defined in the Indenture) of Funding.

          (s) The Notes Guarantee is subordinate and junior to all "Senior Debt" (as defined in the Indenture) of the Company.

          (t) The Administrative Trustee of the Trust has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (u) The accountants who certified the financial statements included in the Registration Statement and the Final Supplemented Prospectus are independent public accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

          (v) Neither Funding, the Company, or any of the Company's significant subsidiaries (each a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the rules and regulations promulgated under the Securities Act is in violation of its articles of incorporation or by-laws or in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, mortgage, loan agreement, lease, note or other instrument to which it is a party or by which it or any of them may be bound or to which any of their properties may be subject, or any rule, order, law, administrative regulation or administrative or court order, except to the extent set forth in the Registration Statement and the Final Supplemented Prospectus.

          (w) Each of the Company and Funding is exempt from any provisions imposed upon it as a "holding company" or a "subsidiary company" of a "holding company", respectively, by the Public Utilities Holding Company Act of 1935, as amended (the "1935 Act"), except Section 9(a)(2) thereof.

          (x) Neither the Company, Funding nor the Trust is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and is not required to register or take any other action with respect to or under the 1940 Act by reason of the offering and sale of the Preferred Securities.

          (y) The execution, delivery and performance by the Offerors of this Agreement and by the Trust and Funding of the Trust Agreement, the Preferred Securities, the Common Securities, the Junior Subordinated Notes, and by Funding and the Company of the Indenture, and

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by the Company of the Guarantee Agreement, the Agreement as to Expenses and
Liabilities, the Preferred Securities Guarantee and the Notes Guarantee and the consummation by the Offerors of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder shall have been duly authorized by all necessary corporate action of the Offerors and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or Funding or the Trust Agreement or the related Certificate of Trust, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, Funding or the Company is a party, or by which it or any of them is bound or to which any of their properties may be subject, or result in the violation of any law, order, rule, administrative regulation or administrative or court decree applicable to the Trust, Funding or the Company, of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, Funding or the Company or their respective properties; and there are no proceedings, at law or in equity or before any governmental agency or body, pending, or to the knowledge of the Company threatened, which affect or may affect any of said transactions.

          (z) No consent, approval, authorization or order of any court or public board or body (including the Securities and Exchange Commission) is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Junior Subordinated Notes, the Preferred Securities Guarantee or the Notes Guarantee or the transactions contemplated in this Agreement, except (A) such as may be required under the Securities Act or the rules and regulations thereunder; (B) such as may be required under the 1935 Act; (C) the qualification of the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture under the TIA; and
(D) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

          (aa) Except as may be set forth in the Registration Statement and the Final Supplemented Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries (including Funding) which might result in any material adverse change in the earnings, business affairs or business prospects of the Company and its subsidiaries (including Funding) considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement.

          Section 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in Schedule II hereto, the number of Preferred Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

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          (b)  The purchase price per Preferred Security to be paid by the several Underwriters for the Preferred Securities shall be an amount equal to the initial public offering price set forth on Schedule II, which is a fixed price determined by agreement between the Representatives and the Offerors. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Notes of Funding, the Company hereby agrees to pay on the Closing Date (as defined below) to the Representatives, for the accounts of the several Underwriters, a commission per Preferred Security as set forth on Schedule II for the Preferred Securities to be delivered by the Trust hereunder on the Closing Date.

          (c) Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York time, on __________,1999 (unless postponed in accordance with the provisions of Section 10) or such other time, place or date as shall be agreed upon by the Representatives, the Trust, Funding and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Trust, by wire transfer in federal funds at the Closing Date, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Date. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d) The certificate(s) for the Preferred Securities will be made available for examination and packaging by the Representatives not later than 12:00 Noon, New York time, on the last business day prior to the Closing Date.

          (e) On the Closing Date, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2(b) hereof by wire transfer to the Representatives in federal funds.

          Section 3.     COVENANTS OF THE OFFERORS.

          Each of the Offerors jointly and severally covenants with each Underwriter as follows:

          (a) The Offerors, on or prior to the Closing Date, will deliver to the Underwriters conformed copies of the Registration Statement as originally filed and of all amendments thereto, heretofore or hereafter made, including any post-effective amendment (in each case including all exhibits filed therewith, and including unsigned copies of each consent and certificate included therein or filed as an exhibit thereto, except exhibits incorporated by reference, unless specifically requested). As soon as the Company is advised thereof, it will advise the Representatives orally of the issuance of any stop order under the Securities Act with respect to the Registration Statement, or the institution of any proceedings therefor, of which the Company shall have received notice, and will use its be st efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued. The Offerors will deliver to the Underwriters sufficient conformed copies of the Registration Statement, the Prospectus and the Final Supplemented Prospectus and of all supplements and amendments thereto (in each case without exhibits) for distribution to each Underwriter and, from time to time, as many copies of the Prospectus and the Final Supplemented Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act.

          (b) The Offerors will furnish the Underwriters with copies of each amendment and supplement to the Prospectus and the Final Supplemented Prospectus relating to the offering of the Preferred Securities in such quantities as the Underwriters may from time to time reasonably request. If, during the period (not exceeding nine months) when the delivery of a prospectus shall be required by law in connection with the sale of any Preferred Securities by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Underwriters, shall occur, which in the opinion of the Company or of Underwriters' counsel should be set forth in a supplement to or an amendment of the Final Supplemented Prospectus in order to make the Final Supplemented Prospectus not misleading in the light of the circumstances when it is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Final Supplemented Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Supplemented Prospectus in order to comply with the Securities Act or the Exchange Act, the Company forthwith will (i) notify the Underwriters to suspend solicitation of purchases of the Preferred Securities and (ii) at its expense, make any such filing or prepare and furnish to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Supplemented Prospectus which will supplement or amend the Final Supplemented Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Supplemented Prospectus is delivered, not misleading or which will effect any other necessary compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Preferred Securities after the expiration of the period specified in the preceding sentence, the Company, upon the request of such Underwriter, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Final Supplemented Prospectus, complying with
Section 10(a) of the Securities Act. During the period specified in the second sentence of this subsection, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Exchange Act and the rules and regulations thereunder; provided, that the
                                                       --------
Company shall not file such documents or amendments without also furnishing copies thereof prior to such filing to Jones, Day, Reavis & Pogue, and, at the request of the Representatives, or any of them, the Representatives.

          (c) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities and, to the extent required or advisable, the Preferred Securities Guarantee and the Junior Subordinated Notes, for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representatives may designate; provided, however, that none of the Offerors shall be obligated
               --------  -------
to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

          (d) The Company will make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the rules and regulations under the Securities
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

          (e) The Offerors will use their best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Junior Subordinated Notes, the Company will use its best efforts to effect the listing of the Junior Subordinated Notes on any exchange on which the Preferred Securities are then listed.

          (f) During a period of 15 days from the date of this Agreement, neither the Trust, Funding nor the Company will, without the Representative's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or junior subordinated notes or any debt securities substantially similar to the Junior Subordinated Notes or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Notes and the Preferred Securities issued pursuant to this Agreement).

          (g) As soon as practicable after the date of this Agreement, and in any event within the time prescribed by Rule 424 under the Securities Act, to file the Final Supplemented Prospectus with the Commission and to advise the Representative of such filing and to confirm such advice in writing.

          Section 4.     PAYMENT OF EXPENSES.

          The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, the expenses of (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto (ii) the preparation, issuance and delivery of the certificate(s) for the Preferred Securities to the Underwriters, (iii) the fees and disbursements of the Company's, Funding's and the Trust's counsel and accountants, (iv) the qualification of the Preferred Securities and, to the extent required or advisable, the Notes Guarantee, the Preferred Securities Guarantee and the Junior Subordinated Notes, under securities laws in accordance with the provisions of Section 3(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Final Supplemented Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering contemplated by this Agreement, if applicable, (viii) the fees and expenses of the Debenture Trustee, including the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and the Junior Subordinated Notes, (ix) the fees and expenses of the Delaware Trustee, the Property Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Delaware Trustee in connection with the Trust Agreement and the related Certificate of Trust, (x) the fees and disbursements of Delaware counsel to the Trust and Funding, (xi) any fees payable in connection with the rating of the Preferred Securities and Junior Subordinated Notes, (xii) the fees and expenses incurred with the listing of the Preferred Securities and, if applicable, the Junior Subordinated Notes on the New York Stock Exchange, (xiii) the cost and charges of any transfer agent or registrar and (xiv) the cost of qualifying the Preferred Securities and, if applicable, the Junior Subordinated Notes with the Depository Trust Company.

          Except as otherwise provided in Section 9 hereof, the Underwriters shall pay all other expenses incurred by them in connection with their offering of the Preferred Securities, including fees and disbursements of their counsel, Jones, Day, Reavis & Pogue.

          Section 5.     CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

          The obligations of the Underwriters to purchase and pay for the Preferred Securities are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction. If filing of the Final Supplemented Prospectus, or any supplement thereto, is required pursuant to Rule 424, the Final Supplemented Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424.

          (b) Orders of the Commission permitting the transactions contemplated hereby substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to the Underwriters or the Company (but all provisions of such order or orders heretofore entered, copies of which have heretofore been delivered to the Representatives, are deemed acceptable to the Underwriters and the Company and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Underwriters and the Company unless within 24 hours after receiving a copy of any such order any party to this Agreement shall give notice to the other parties to the effect that such order contains an unacceptable provision).

          (c)  On the Closing Date the Representatives shall have received:

               (1) The opinion, dated the Closing Date, of the Vice President and General Counsel of the Company, substantially in the form attached hereto as Schedule III.

               (2) The opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., Delaware counsel to the Trust and Funding, substantially in the form attached hereto as Schedule IV.

               (3) The opinion, dated the Closing Date, of Pepper Hamilton LLP, Delaware counsel to the Delaware Trustee under the Trust Agreement, substantially in the form attached hereto as
                    Schedule V.

               (4) The opinion, dated the Closing Date, of Pepper Hamilton LLP, counsel to the Property Trustee, the Guarantee Trustee and the Debenture Trustee, substantially in the form attached hereto as Schedule VI.

               (5) The favorable opinion, dated as of the Closing Date, of Jones, Day, Reavis & Pogue, counsel for the Underwriters, in form and substance reasonably acceptable to the Representatives.

               (6) The opinion, dated the Closing Date, of Thelen Reid & Priest LLP, tax counsel to the Company, substantially in the form attached hereto as Schedule VII.

          (d)  In addition,

               (1) (i) Neither the Company nor any of its subsidiaries (including Funding) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of this Agreement, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of this Agreement there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (including Funding) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity (or equivalent) or results of operations of the Company and its subsidiaries (including Funding), otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, the effect of which, in any such case described in clause
                    (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended.

               (2) On the Closing Date and at a time prior to the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP, the independent accountants of the Company who have certified the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, a letter dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing consolidated financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, a letter dated the date hereof if different than the effective date, and a letter dated the Closing Date, to the effect set forth in Schedule VIII hereto, and with respect to the letter dated the Closing Date, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

               (3) On the Closing Date, Jones, Day, Reavis & Pogue, counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and Jones, Day, Reavis & Pogue, counsel for the Underwriters.

               (4) On the Closing Date, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

               (5) On the Closing Date, the Representative shall have received a certificate of a Vice President of the Company certifying that a Special Event (as defined in the Prospectus) shall not have occurred and be continuing.

               (6) No amendment or supplement to the Registration Statement, the Prospectus or the Final Supplemented Prospectus filed subsequent to the date of this Agreement (including any filing made by the Company pursuant to Section 13 or 14 of the Exchange Act) shall be unsatisfactory in form to Jones, Day, Reavis & Pogue.

               (7) The Offerors shall have performed their respective obligations when and as provided under this Agreement.

               (8) On or after the date of this Agreement, no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

               (9) On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors at any time prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 7, 9(c) and 10 hereof.

          Section 6.     CONDITIONS OF THE OBLIGATIONS OF THE OFFERORS.

          The obligations of the Offerors shall be subject to the conditions set forth in the first sentence of Section 5(a) and in Section 5(b). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4, 7, 9(c) and 10 hereof.

          Section 7.     INDEMNIFICATION.

          (a) The Offerors jointly and severally agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, Exchange Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any reasonable legal or other expenses incurred by them in connection with investigating or defending any actions as such expenses are incurred, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Final Supplemented Prospectus, in any amendments or any supplements thereto, or any filings pursuant to Section 13 or 14 of the Exchange Act which are incorporated therein by reference, or arise out of or are based upon any omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading; provided, however, that none of the Offerors shall be liable in any
            --------  -------
such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented.

          (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under
Section 7(a) hereunder.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Funding, their directors and such of their officers who have signed the Registration Statement, the Trust and each person, if any, who controls the Offerors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent and upon the same terms as the indemnity agreement of the Offerors set forth in Section 7(a) hereof, provided, however, that none of the Underwriters shall be liable in
             --------  -------
any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented.

          (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to the Preferred Securities and not joint.

          (f) The obligations of the Offerors under this Section 7 shall be in addition to any liability which the Offerors may otherwise have; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by, or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters.

          Section 9.     DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

          (a) If one or more of the Underwriters shall fail on the Closing Date to purchase the Preferred Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to the Representatives to purchase such Defaulted Securities on such terms. If, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Defaulted Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Defaulted Securities, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to promptly file any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.

          (b) If, after giving effect to any arrangements for the purchase of the Defaulted Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Defaulted Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of the Securities, as the case may be, to be purchased at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase pursuant to Schedule I hereto, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase pursuant to such Schedule) of the Securities, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-eleventh of the aggregate number of the Securities to be purchased at the Closing Date, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Guarantor, except for the expenses to be borne by the Guarantor and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          Section 10.    TERMINATION OF AGREEMENT.

          If this Agreement shall be terminated pursuant to Section 9 hereof, none of the Offerors shall then be under any liability to any Underwriter with respect to the Securities except as provided in Sections 4 and 7 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Trust or the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of Jones, Day, Reavis & Pogue, counsel to the Underwriters, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Preferred Securities, but the Offerors shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 4 and 7 hereof.

          Section 11.    NOTICES.

          In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by mail, telex or facsimile transmission, if to the Underwriters, to the Representatives c/o: Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile (___) ___- ____, Attention: __________, Registration, and if to the Trust, 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, Facsimile (___) ___-____,
Attention: __________, and if to the Company, One Progress Plaza, St. Petersburg, Florida 33701, Facsimile (727) 820-5918, Attention: Treasurer, and if to Funding, 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, Facsimile (___) ___-____, Attention: ____________.

          Section 12.    PARTIES.

          This Agreement shall inure solely to the benefit of and be binding upon the Underwriters, the Trust, Funding, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust, Funding and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust, Funding and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          Section 13.    GOVERNING LAW AND TIME.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

          Section 14.    COUNTERPARTS.

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust, Funding and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Trust, Funding and the Company in accordance with its terms.

                                    Very truly yours,

                                    FLORIDA PROGRESS CORPORATION


                                    By:_________________________________
                                    Title:______________________________


                                    FLORIDA PROGRESS FUNDING CORPORATION


                                    By:_________________________________
                                    Title:______________________________

                                    FPC CAPITAL I


                                    __________________________________________
                                    By:  Florida Progress Funding Corporation,
                                                            as Depositor


                                         By:__________________________________
                                         Title:_______________________________

CONFIRMED AND ACCEPTED,
as of the date first above written

GOLDMAN, SACHS & CO.


__________________________________
(Goldman, Sachs & Co.)

SALOMON SMITH BARNEY INC.


__________________________________
(Salomon Smith Barney Inc.)

For themselves and as Representatives of the other Underwriters named in
Schedule I hereto.

                                                                       EXHIBIT A


                       ["BLOOD LETTER" LANGUAGE TO COME]

                                  SCHEDULE I

NAME OF UNDERWRITER                                 NUMBER OF SECURITIES


Goldman, Sachs & Co.

Salomon Smith Barney Inc.


TOTAL                                               _________________

                                  SCHEDULE II


Initial public offering price per Preferred Security (and purchase price per security to be paid by the several Underwriters): $____________________

Compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments: $.7875 for Preferred Securities sold to any single purchaser purchasing 10,000 or more Preferred Securities, and $.50 for Preferred Securities sold to other purchasers.

                                  SCHEDULE III

                  [LETTERHEAD OF FLORIDA PROGRESS CORPORATION]


                                                                     _____, 1999

Goldman, Sachs & Co.,
Salomon Smith Barney Inc.,
as Representatives
 c/o Goldman, Sachs & Co.
 85 Broad Street
 New York, New York 10004


                                 FPC CAPITAL I
       ____ % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A

Ladies and Gentlemen:

          I have acted as counsel to Florida Progress Corporation (the "Company") in connection with (i) the formation of (a) FPC Capital I, a Delaware statutory business trust (the "Trust"), pursuant to the Amended and Restated Trust Agreement dated as of __________, 1999 among Florida Progress Funding Corporation, a Delaware corporation ("Funding") and the trustees named therein (the "Trust Agreement") and (b) Funding (Funding, along with the Company and the Trust being hereinafter sometimes referred to as the "Offerors"); (ii) the Trust's issuance and sale of Cumulative Quarterly Income Preferred Securities, Series A evidencing approximately a 97% undivided interest in the Trust (the "Preferred Securities"); (iii) the Trust's issuance and sale of Common Securities evidencing approximately a 3% undivided interest in the Trust (the "Common Securities"); (iv) Funding's issuance and sale to the Trust of $___________ of its ___% Series A Junior Subordinated Deferred Interest Notes (the "Notes") pursuant to an Indenture dated as of ____________ 1, 1999, among Funding, the Company and The First National Bank of Chicago, as trustee (collectively, the "Indenture"); (v) the Agreement as to Expenses and Liabilities dated as of __________ , 1999, between the Company and the Trust (the "Agreement as to Expenses and Liabilities"); (vi) its issuance of a guarantee (the "Preferred Securities Guarantee") of the Preferred Securities pursuant to a Guarantee Agreement dated as of __________ 1, 1999 (the "Guarantee Agreement") between the Company and The First National Bank of Chicago, as trustee; and (vii) its issuance of a guarantee (the "Notes Guarantee") of the Notes pursuant to the terms of the Indenture. The Preferred Securities are being sold to you today pursuant to the terms of a Underwriting Agreement dated __________ 1, 1999 (the "Underwriting Agreement"), among the Company, Funding, the Trust and the underwriters named in Schedule I thereto (the "Underwriters") for whom you are acting as Representatives. This opinion is being delivered to you as Representatives pursuant to Section 5(c)(1) thereof.

          All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

          In rendering the opinions expressed below, I and members of the Company's Legal Department have examined the Registration Statement on Form S-3 (Nos. _____________) pertaining to the Preferred Securities (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act") and the prospectus dated ___________, 1999, as supplemented by a prospectus supplement dated __________, 1999 (the "Prospectus"), which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1998, as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          In addition, I have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificates representing the Preferred Securities and the Notes, of which I have examined specimens), and I have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Supplemented Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantee Agreement and to issue and deliver the Preferred Securities Guarantee and the Notes Guarantee. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

          2. Funding has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Supplemented Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Trust Agreement and the Indenture and to purchase, own and hold the Common Securities issued by the Trust and to issue the Notes. Funding is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

          3. The execution, delivery and performance by the Company and Funding of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company and Funding.

                                     III-2

          4. All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and delivery of the Notes, the Preferred Securities Guarantee and the Notes Guarantee and the issuance and sale of the Preferred Securities have been obtained; such orders are sufficient for the issuance and delivery of the Notes, the Common Securities, the Preferred Securities Guarantee and the Notes Guarantee and the issuance and sale of the Preferred Securities; the issuance and delivery of the Notes, the Preferred Securities Guarantee and the Notes Guarantee and the issuance and sale of the Preferred Securities conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of any United States federal governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and delivery of the Notes, the Preferred Securities Guarantee and the Notes Guarantee and the issuance and sale of the Preferred Securities in accordance with the terms of the Underwriting Agreement.

          5. The Indenture has been duly authorized, executed and delivered by Funding and the Company and, assuming the due authorization, execution and delivery thereof by the Debenture Trustee, constitutes a valid and legally binding instrument of each of Funding and the Company, enforceable against each of Funding and the Company in accordance with its terms, subject to the qualifications that the enforceability of Funding's and the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and each of the Indenture and the Notes Guarantee conforms as to legal matters in all material respects to the description thereof in the Prospectus.

          6. The Notes have been duly authorized and executed by Funding and, when authenticated by the Debenture Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of Funding, enforceable against Funding in accordance with their terms, subject to the qualifications that the enforceability of Funding's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes conform as to legal matters in all material respects to the description thereof in the Prospectus.

          7. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Guarantee Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Guarantee Agreement conforms as to legal matters in all material respects to the description thereof in the Prospectus.

          8. The Agreement as to Expenses and Liabilities has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the

                                     III-3

Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Agreement as to Expenses and Liabilities may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Agreement as to Expenses and Liabilities conforms as to legal matters in all material respects to the description thereof in the Prospectus.

          9. Each of the Indenture, the Guarantee Agreement and the Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended.

          10. Neither the Company, Funding nor the Trust is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is required to register or take any other action with respect to or under the 1940 Act by reason of the offering and sale of the Preferred Securities.

          11. The Trust Agreement has been duly authorized, executed and delivered by Funding, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of Funding, enforceable against Funding in accordance with its terms, subject to the qualifications that the enforceability of Funding's obligations under the Trust Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          12. All of the issued and outstanding Common Securities of the Trust are directly owned by Funding, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          13. To the best of my knowledge and other than as set forth in the Prospectus (including the documents incorporated therein by reference), there are no legal or governmental proceedings pending to which, Funding, the Company or any of its subsidiaries is a party or of which any property of Funding, the Company or any of its subsidiaries is the subject which, if determined adversely to Funding, the Company or such subsidiary, as the case may be, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity (or equivalent) or results of operations of Funding or the Company and its subsidiaries; and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          14. Neither Funding nor the Company nor any of their subsidiaries is in violation of its Articles of Incorporation (or equivalent) or By-laws, each as currently constituted, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

          15. The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which I express

                                     III-4
no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

          16. The Registration Statement and the Prospectus as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which I express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; although I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Final Supplemented Prospectus, except for those statements referred to in the opinions in paragraphs 5,6,7 and 8 above, I have no reason to believe that, as of its effective date, the Registration Statement (other than the financial statements and related schedules therein, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which I express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and I do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

          I am a member of the State Bar of Florida and do not express any opinion herein concerning any law other than the law of the State of Florida and the federal law of the United States.

          This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person without our prior written consent, except that Jones, Day, Reavis & Pogue may rely

                                     III-5
on this opinion in giving their opinion pursuant to Section 5(c) of the Underwriting Agreement insofar as such opinion relates to matters of Florida law.

                                    Yours very truly,

                                    [TO BE SIGNED BY THE VICE PRESIDENT AND
                                     GENERAL COUNSEL OF THE COMPANY]

                                     III-6

                                  SCHEDULE IV


                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                                            ______________, 1999

Goldman, Sachs & Co.,
 Salomon Smith Barney Inc.,
 as Representatives
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004


                                 FPC CAPITAL I
       ____ % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Florida Progress Funding Corporation, a Delaware corporation ("Funding") and FPC Capital I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. This opinion is being furnished to you pursuant to Section 5(c)(2) of the Underwriting Agreement, dated ______________, 1999 (the "Underwriting Agreement"), among Florida Progress Corporation, a Florida corporation (the "Company"), Funding, the Trust, you and the other Underwriters listed in
Schedule I thereto.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          a. The Certificate of Trust of the Trust, dated March 22, 1999 (the "Original Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 22, 1999;

          b. The Trust Agreement of the Trust, dated as of March 22, 1999 among Funding and the trustees of the Trust named therein;

          c. The Amended and Restated Trust Agreement, dated as of _________, 1999 (including Exhibits C and E thereto) (the "Trust Agreement"), among Funding, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust;

          d.   The Underwriting Agreement;

          e. The Prospectus, dated __________ __, 1999, as supplemented by a prospectus supplement dated __________, 1999 (the "Prospectus"), relating to the __% Cumulative Quarterly

Income Preferred Securities, Series A of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities");

          f. A Certificate of Good Standing for the Trust, dated ___________ __, 1999, obtained from the Secretary of State;

          g. A certificate of an officer of Funding, attaching inter alia copies of Funding's Certificate of Incorporation and By-laws;

          h. The Indenture dated as of _________ 1,1999 by and among Funding, the Company and The First National Bank of Chicago, as trustee (the "Indenture"), which includes the guarantee of the Notes (as hereinafter defined) by the Company (the "Notes Guarantee Agreement");

          i. A specimen of the Series A __% Junior Subordinated Deferred Interest Notes (the "Notes") issued pursuant to the Indenture;

          j. The Guarantee Agreement, dated as of _____________ 1, 1999 by and between the Company and The First National Bank of Chicago, as trustee (the "Guarantee Agreement" and, collectively with the Notes Guarantees, the "Guarantees"); and

          k. A Certificate of Good Standing for Funding dated ____________, 1999, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraphs 1 and 2 below, the due organization or due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation or creation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 8 below, the power and authority of each of the parties to the documents examined by us to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 8 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Security is to be issued by the Trust (collectively, the "Trust Security Holders") of a Trust Securities Certificate for such Trust Security and the payment for the Trust Security acquired by it, in accordance with the Trust Agreement and the Prospectus, and (vii) the issuance and sale of the Trust Securities to the Trust Security Holders in accordance with the Trust Agreement and the Prospectus. We have not participated in the preparation of the Prospectus.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(S)(S) 3801, et seq. (the "Business Trust Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

          2. Funding has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate power and authority under the General Corporation Laws of the State of Delaware to enter into and perform its obligations under the Underwriting Agreement, the Trust Agreement and the Indenture and to purchase, own and hold the Common Securities issued by the Trust and to issue the Notes.

          3. Under the Business Trust Act and the Trust Agreement, the Trust has the business trust power and authority to (i) own property and conduct its business, all as described in the Prospectus, (ii) execute and deliver, and to perform its obligations under, the Underwriting Agreement, (iii) issue and perform its obligations under the Trust Securities, and (iv) perform its obligations under the Trust Agreement.

          4. The Trust Securities have been duly authorized by the Trust Agreement and will be duly and validly issued undivided beneficial interests in the assets of the Trust. Subject to the qualifications set forth in paragraph 6 below, the Preferred Securities will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust. Under the Business Trust Act and the Trust Agreement, the Trust Securities are not subject to any preemptive or other similar rights.

          5. Under the Business Trust Act and the Trust Agreement, the execution, delivery and performance by the Trust of the Underwriting Agreement has been duly authorized by all necessary business trust action on the part of the Trust, and the Underwriting Agreement has been duly executed and delivered by the Trust.

          6. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust, the Company or Funding solely as a result of (i) the issuance and sale of the Preferred Securities, (ii) the issuance and delivery of the Notes and (iii) the issuance and delivery of the Guarantees.

          7. The Persons to whom Preferred Securities are to be issued by the Trust (collectively, the "Preferred Security Holders"), as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

          8. The Trust Agreement constitutes a valid and binding obligation of the Trustees, and is enforceable against the Trustees, in accordance with its terms.

          9. The issuance and sale by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement and the Trust Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the Trust Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate or the Trust Agreement, (ii) any applicable Delaware law or Delaware administrative regulation, (iii) any contract, indenture, mortgage, loan agreement, deed of trust, note, lease or any other agreement or instrument known to us to which the Trust is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise) of the Trust) or (iv) any judgment, order or decree known to us of any government, governmental instrumentality, or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties; and to the best of our knowledge the Trust is not a party to or otherwise bound by any agreement other than those which are described in the Prospectus.

          10. The Preferred Securities conform as to legal matters in all material respects to the description thereof in the Prospectus.

          The opinion expressed in paragraph 8 above is subject as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification.

          We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We consent to the law firm of Jones, Day, Reavis & Pogue and the Vice President and General Counsel of the Company relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them pursuant to the Underwriting Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                    Very truly yours,

                                    [TO BE SIGNED BY RICHARDS, LAYTON & FINGER,
                                    P.A.]

                                   SCHEDULE V
                      [LETTERHEAD OF PEPPER HAMILTON LLP]


                                                            ______________, 1999

Goldman, Sachs & Co.,
 Salomon Smith Barney Inc.,
 as Representatives
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004


                                 FPC CAPITAL I
       ____ % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A


Ladies and Gentlemen:

          We have acted as special Delaware counsel to First Chicago Delaware Inc., a Delaware banking corporation ("Trustee"), solely for purposes of this opinion in connection with FPC Capital Trust I, a business trust existing under the laws of the State of Delaware (the "Trust") pursuant to the Trust Agreement, dated as of March 22, 1999, as amended and restated by the Amended and Restated Trust Agreement, dated as of _____________ 1, 1999 among Trustee, Florida Progress Funding Corporation ("Funding"), the other trustees named therein and the holders from time to time of the undivided beneficial interests in the assets of the Trust (collectively, the "Trust Agreement"). This opinion is being delivered to you pursuant to Section 5(c)(3) of the Underwriting Agreement, dated ___________, 1999 (the "Underwriting Agreement"), among you and the several Underwriters named in Schedule I thereto, Florida Progress Corporation, Funding and the Trust, pursuant to which the $_______________ ___% Cumulative Quarterly Income Preferred Securities, Series A of the Trust will be sold. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

          We have examined an original or a copy of the Trust Agreement. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of Trustee as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

          Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

          1. Trustee is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under the Trust Agreement.

          2. The Trust Agreement has been duly authorized, executed and delivered by Trustee and constitutes a legal, valid and binding obligation of Trustee, enforceable against Trustee in accordance with its terms.

          3. The execution and delivery of, and performance of the terms of, the Trust Agreement by Trustee, does not conflict with or constitute a breach of, or default under, the charter or by-laws of Trustee.

          4. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under Delaware law for the execution, delivery or performance by Trustee of the Trust Agreement.

          The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

          (A) We are admitted to practice in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of Trustee (except that we express no opinion with respect to (i) state securities or blue sky laws and (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended) and we have not considered and express no opinion on the laws, rules and regulations of any other jurisdiction.

          (B)  The foregoing opinions regarding enforceability are subject to
(i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer or conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of federal or state securities laws on the enforceability of provisions relating to indemnification or contribution.

          (C) We have assumed the due authorization, execution and delivery by each of the parties thereto, other than Trustee, of the Trust Agreement, and that each of such parties has the full power, authority and legal right to execute, deliver and perform such document.

          (D) We have assumed that all signatures (other than those of the Delaware Trustee) on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

          This opinion may be relied upon by you in connection with the matters set forth herein, and without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                    Very truly yours,

                                    [TO BE SIGNED BY PEPPER HAMILTON LLP]

                                  SCHEDULE VI

                      [LETTERHEAD OF PEPPER HAMILTON LLP]



                                                 ______________, 1999

Goldman, Sachs & Co.,
Salomon Smith Barney Inc.
as Representatives
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004


                                 FPC CAPITAL I
       ____ % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A


Ladies and Gentlemen:

          We have acted as counsel to The First National Bank of Chicago (the "Bank") in connection with (a) the Junior Subordinated Indenture, dated as of ____________ 1, 1999 (the "Indenture"), among Florida Progress Corporation (the "Company"), Florida Progress Funding Corporation ("Funding") and the Bank, as Trustee, (b) the Guarantee Agreement dated as of ___________ 1, 1999 (the "Guarantee Agreement") between the Company and the Bank, as Trustee, and (c) the Amended and Restated Trust Agreement, dated as of _________ 1, 1999 (the "Trust Agreement") among Funding, the Bank, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and Progress Rail Services Corporation, as Administrative Trustee.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including copies of the Indenture, the Trust Agreement, the Guarantee Agreement and certain resolutions adopted by the Board of Directors of the Bank.

          Based upon the foregoing, we are of the opinion that:

          1. The Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York.

          2. The Bank has the corporate trust power and authority to execute, deliver and perform its duties under the Indenture, the Trust Agreement and the Guarantee Agreement, has duly executed and delivered the Indenture, the Trust Agreement and the Guarantee Agreement, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Indenture, the

Trust Agreement and the Guarantee Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The execution, delivery and performance by the Bank of the Indenture, the Trust Agreement and the Guarantee Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank.

          4. No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the Indenture, the Trust Agreement or the Guarantee Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made.

          We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. We are furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                    Very truly yours,

                                    [TO BE SIGNED BY PEPPER HAMILTON LLP]

                                 SCHEDULE VII

                   [LETTERHEAD OF THELEN REID & PRIEST LLP]



                                                ______________, 1999

Goldman, Sachs & Co.,
Salomon Smith Barney Inc.
as Representatives
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004


                                 FPC CAPITAL I
       ____ % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A


Ladies and Gentlemen:

          Reference is made to the prospectus which constitutes part of the registration statement on Form S-3 ("Registration Statement"), to be filed by Florida Progress Corporation, Florida Progress Funding Corporation, FPC Capital I, and FPC Capital II with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, as supplemented by a Prospectus Supplement dated on or about the date hereof (the "Prospectus") for the registration of, among other things, Cumulative Quarterly Income Preferred Securities ("QUIPS") of FPC Capital I.

          We are of the opinion that the statements set forth under the caption "United States Federal Income Tax Considerations" in the Prospectus constitute an accurate description of the material United States federal income tax considerations that may be relevant to the prospective purchasers of the QUIPS. This opinion is limited to the facts and law at the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus under the caption "United States Federal Income Tax Considerations."


                              Very truly yours,

                              [TO BE SIGNED BY THELEN REID & PRIEST LLP]

                                 SCHEDULE VIII


          Pursuant to Section 5(d)(2) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          1. They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

          2. In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Representatives;

          3. They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q and Form 8-K incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

          4. The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          5. They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          6. On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q or Form 8-K incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q or Form 8-K incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K or Form 8-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                    VIII-2

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated revenues or operating income or the total consolidated net income after preferred dividends or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (G) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                    VIII-3